As filed with the Securities and Exchange Commission on July 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PINNACLE ENTERTAINMENT, INC.

(Exact name of issuer as specified in its charter)

Delaware	95-3667491
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

3800 Howard Hughes Parkway

Las Vegas, NV 89109

(702) 784-7777

Pinnacle Entertainment, Inc. 2002 Stock Option Plan

Certain Stock Option Agreements

(Full title of the Plan)

JOHN A. GODFREY, ESQ.

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Las Vegas, NV 89109

(702) 784-7777

(Name, address including zip code, and telephone number, including area code, of Registrants’ agent for service)

Copy to:

ALVIN G. SEGEL, ESQ.

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

(310) 277-1010

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered Shares	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.10 par value	2,000,000	$ 7.60 (1)	$ 15,200,000 (1)	$ 1,229.68

Common Stock, $.10 par value	765,801	$ 8.45	$6,471,018.45	$ 523.50

Common Stock, $.10 par value	86,739	$ 6.05	$ 524,770.95	$ 42.45

(1)	Estimated solely for the purpose of computing the registration fee as the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on July 15, 2003 pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE

This Registration Statement relates to shares of the Registrant’s Common Stock issuable pursuant to the Registrant’s 2002 Stock Option Plan, as amended (the “Option Plan”), 765,801 shares of the Registrant’s Common Stock issuable upon the exercise of options granted to Daniel R. Lee, the Chairman of the Board and Chief Executive Officer of the Registrant and 86,739 shares of the Registrant’s Common Stock issuable upon the exercise of options granted to Stephen H. Capp, Executive Vice President and Chief Financial Officer. The Option Plan and certain option agreements have been filed as exhibits to this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents heretofore filed by Pinnacle Entertainment, Inc., a Delaware corporation (the “Registrant”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 31, 2003;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the period ending on March 31, 2003, filed May 15, 2003;

(3)	the Registrant’s Current Report on Form 8-K, filed May 30, 2003;

(4)	the Registrant’s Current Report on Form 8-K, filed May 6, 2003;

(5)	the Registrant’s Current Report on Form 8-K, filed January 17, 2003; and

(6)	the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A/A, filed August 10, 2001, and including any other amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Restated Certificate of Incorporation, as amended, includes a provision that limits a director’s personal liability to the Registrant or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XII of the Registrant’s Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

As permitted by Section 145 of the DGCL, the Registrant’s Restated Bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the Registrant with respect thereto.

The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed August 14, 2002 (File No. 001-13641)

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Pinnacle Entertainment, Inc.*

4.3	Restated By-laws of Pinnacle Entertainment, Inc., as amended, incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 31, 2003 (File No. 001-13641)

4.4	Pinnacle Entertainment, Inc. 2002 Stock Option Plan*

4.5	First Amendment to the Pinnacle Entertainment, Inc. 2002 Stock Option Plan*

4.6	Second Amendment to the Pinnacle Entertainment, Inc. 2002 Stock Option Plan*

4.7	Nonqualified Stock Option Agreement dated as of January 11, 2003 by and between Pinnacle Entertainment, Inc. and Stephen H. Capp*

4.8	Nonqualified Stock Option Agreement dated as of April 10, 2002 by and between Pinnacle Entertainment, Inc. and Daniel R. Lee, incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (File No. 001-13641)

4.9	Nonqualified Stock Option Agreement dated as of April 10, 2002 by and between Pinnacle Entertainment, Inc. and Daniel R. Lee, incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (File No. 001-13641)

5.1	Legal Opinion of Irell & Manella LLP*

23.1	Consent of Irell & Manella LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP*

24	Power of Attorney (included on signature pages filed herewith)

*Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, on this 10th day of July, 2003.

PINNACLE ENTERTAINMENT, INC.

By:	/s/ JOHN A. GODFREY
John A. Godfrey Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Lee and John A. Godfrey, and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DANIEL R. LEE Daniel R. Lee	Officer and Director Chairman of the Board, Chief Executive	July 9, 2003

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer	July 9, 2003

/s/ JOHN V. GIOVENCO John V. Giovenco	Director	July 7, 2003

/s/ BRUCE A. LESLIE Bruce A. Leslie	Director	July 9, 2003

/s/ MICHAEL ORNEST Michael Ornest	Director	July 7, 2003

/s/ TIMOTHY J. PARROTT Timothy J. Parrott	Director	July 9, 2003

/s/ LYNN P. REITNOUER Lynn P. Reitnouer	Director	July 9, 2003

/s/ MARLIN TORGUSON Marlin Torguson	Director	July 8, 2003

/s/ BONNIE REISS Bonnie Reiss	Director	July 9, 2003

/s/ JAMES L. MARTINEAU James L. Martineau	Director	July 9, 2003

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed August 14, 2002 (File No. 001-13641)

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Pinnacle Entertainment, Inc.*

4.3	Restated By-laws of Pinnacle Entertainment, Inc., as amended, incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 31, 2003 (File No. 001-13641)

4.4	Pinnacle Entertainment, Inc. 2002 Stock Option Plan*

4.5	First Amendment to the Pinnacle Entertainment, Inc. 2002 Stock Option Plan*

4.6	Second Amendment to the Pinnacle Entertainment, Inc. 2002 Stock Option Plan*

4.7	Nonqualified Stock Option Agreement dated as of January 11, 2003 by and between Pinnacle Entertainment, Inc. and Stephen H. Capp*

4.8	Nonqualified Stock Option Agreement dated as of April 10, 2002 by and between Pinnacle Entertainment, Inc. and Daniel R. Lee, incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (File No. 001-13641)

4.9	Nonqualified Stock Option Agreement dated as of April 10, 2002 by and between Pinnacle Entertainment, Inc. and Daniel R. Lee, incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (File No. 001-13641)

5.1	Legal Opinion of Irell & Manella LLP*

23.1	Consent of Irell & Manella LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP*

24	Power of Attorney (included on signature pages filed herewith)

* Filed herewith.

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